Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 359, Maryland Trust 133 and New York Trust 227:

We consent to the use of our report dated April 24, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 24, 2003